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                                                  Exhibit 10.78


               PURCHASE, SECURITY AND REMARKETING AGREEMENT

THIS AGREEMENT, dated the 5th day of May, 1997 by and between LEASING TECHNOLOGIES INTERNATIONAL, INC. ("Buyer"), a Delaware corporation with a principal place of business at 221 Danbury Road, Wilton, Connecticut 06897 and HELPMATE ROBOTICS INC. ("Seller"), a Connecticut corporation with a principal place of business at Shelter Rock Lane, Danbury, Connecticut 06810,

                         WITNESSETH

WHEREAS, Seller manufactures, rents, owns and markets trackless, robotic couriers and courier systems consisting of a HelpMate robot, backpack, two extended coverage radios, one elevator interface and communication devices (hereafter a "Courier" or the "Couriers"), as more particularly described on Exhibit A annexed hereto; and

WHEREAS, Seller rents Couriers to the hospitals (the "Users") listed on Schedules 1 - A and 1 - B pursuant to rental agreements
(the "User Agreements") between each User and Seller; and

WHEREAS, Buyer wishes to purchase from Seller nine Couriers listed on Schedule 1 - A (hereafter the Couriers listed on
Schedule 1 - A are referred to as the "Equipment") subject to the User Agreements pertaining to the Equipment, and to lease the Equipment to Seller pursuant to the Master Lease (as hereafter defined) between Buyer, as lessor and Seller, as lessee; and

WHEREAS, Seller wishes to (a) sell the Equipment to, and lease the Equipment back from Buyer, and (b) assign all of its right, title and interest in the User Agreements listed on Schedule 1 - A and the User Agreements (and in the Couriers subject thereto) listed on Schedule 1 - B to Buyer as security for the obligations arising under the Master Lease (the User Agreements set forth on Schedule 1 - B are hereafter referred to as the "Collateral User Agreements" and the Couriers set forth on Schedule 1 - B are hereafter referred to as the "Collateral Equipment"), subject to the terms and conditions hereof;

NOW THEREFORE, the parties hereto do hereby agree as follows:

1. SALE AND PURCHASE OF EQUIPMENT.

Seller agrees to sell and Buyer agrees to purchase from Seller, the Equipment listed on Schedule 1 - A, annexed hereto. Title to the

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Equipment shall be conveyed by Seller to Buyer in accordance with the terms and conditions of this Agreement.

2. PURCHASE PRICE.

The purchase price ("Purchase Price") of the Equipment is $810,000, plus sales tax, if applicable, based upon the purchase of 9 Couriers at a purchase price per Courier of $90,000, which amount Buyer agrees to pay to Seller in full on or before May 5, 1997 (the "Closing Date"), or on such later date as Buyer and Seller may agree. Upon receipt of the Purchase Price in full, Seller shall deliver to Buyer a Bill of Sale in the form of Exhibit B, annexed hereto, accurately describing the Equipment and warranting title thereto, and that each item thereof is free of liens, claims, or encumbrances (other than the User Agreement pertaining to the Equipment). Buyer may offset the Retained Amount (as defined in Section 7) against the Purchase Price.

3. DELIVERY.

Buyer shall accept delivery of the Equipment at the respective sites of installation set forth in the applicable User
Agreements, as of the Closing Date.

4. LEASE.

On the Closing Date, immediately after consummation of the sale and purchase contemplated by this Agreement, Seller shall execute and deliver to Buyer an executed Master Lease Agreement (the "Master Lease") and Schedules 08 - 10 thereto, pursuant to which Seller shall lease the Equipment from Buyer. The Master Lease shall be in the form of Exhibit C, annexed hereto; the Schedules shall be in the form of Exhibit C - 1. Seller shall, in addition, deliver to Buyer, on or prior to the Closing Date, such other documents as Buyer shall reasonably request relating to the Master Lease, including but not limited to the following:

     (a) Insurance certificates from Seller naming Seller, Buyer, and their respective successors and assigns as loss payees and additional insureds;

     (b) Uniform Commercial Code Financing Statements;

     (c) Incumbency certificates;

     (d) Tax exemption certificates from each of the Users (if not tax exempt, Seller or User shall be responsible for tax payments). Notwithstanding the provisions of this Section 4, tax exemption certificates may be furnished within 45 days of the Closing Date;

     (e) Insurance certificates from each of the Users, naming
Seller, Buyer and their respective successors and assigns as loss

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payees and additional insureds.  Notwithstanding the provisions of this Section 4, the insurance certificates set forth in this
Section 4(e) may be furnished within 30 days of the Closing Date;
and

     (f) Such other documents as Buyer may reasonably request.

5. USER AGREEMENTS.

Seller shall, on the Closing Date, also deliver to Buyer, the following documents relating to the User Agreements:

      (a) Original counterparts of each User Agreement, signed by the Seller and by the User;

      (b) Original acceptance certificates. Notwithstanding any provision in this Section 5 to the contrary, the original acceptance certificates may be furnished by Seller within 45 days of the Closing Date;

      (c) Uniform Commercial Code Financing Statements, if available;

      (d) An assignment, in the form of Exhibit D, assigning all of Seller's rights with respect to (i) any and all payments due under the User Agreement, (ii) the enforcement of the User Agreement, (iii) the enforcement of the User's obligations under the User Agreement (but none of Seller's obligations thereunder) to Buyer; and

      (e) A notice of assignment and payment direction notice to each User, in the form of Exhibit E with respect to the User Agreements and in the form of Exhibit E - 1 with respect to the Collateral User Agreements, directing payment to the Lockbox Account (as hereafter defined) of payments due under the User Agreements.

6. SECURITY.

To secure the prompt and full performance of all of Seller's obligations under the Master Lease, Seller hereby grants to Buyer a first priority security interest in the Collateral Equipment and the Collateral User Agreements (hereafter the Collateral User Agreements and the Collateral Equipment are sometimes collectively referred to as the "Collateral"). Seller agrees to deliver to Buyer, on or prior to the Closing Date, any Uniform Commercial Code Financing Statements and amendments and all other agreements, documents, and instruments reasonably requested by Buyer to perfect and maintain Buyer's security interest in the Collateral.

If (i) a default occurs with respect to any Collateral Equipment which is not cured within any applicable grace or cure period

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contained in the applicable User Agreement or (ii) the Collateral
Equipment is destroyed, damaged or sold without Buyer's prior written consent (such default or such damage, destruction or sale hereafter sometimes referred to as a "Substitution Event"), then Buyer may, within forty-five days after the occurrence of such Substitution Event (or within forty-five days after Seller becomes aware that such Substitution Event has occurred), require Seller to substitute another Courier and User Agreement for the Collateral Equipment and Collateral User Agreement then in default. Such substitute Courier and applicable User Agreement shall then serve as security for the Seller's obligations in accordance with the provisions of this Agreement. Seller shall furnish to Buyer such documents as may be reasonably requested by Buyer to effectuate such substitution.

7. BILLING; PAYMENTS; REPORTS.

(a) So long as Seller as Seller is not in default under this Agreement or under the Master Lease, Seller shall continue to invoice the Users in accordance with the terms and conditions of the User Agreements and of the Collateral User Agreements; provided however, that (i) all invoices shall, on and after the Closing Date, direct payment to a lockbox account (the "Lockbox Account") to be established at a depository institution selected by Buyer, (ii) Seller shall simultaneously send a copy of each invoice to Buyer and (iii) Buyer shall have the right, upon prior notice to Seller, to invoice the Users in the event of a default under this Agreement. Seller shall cooperate with Buyer and with such depository institution in connection with the creation of the Lockbox Account. To the extent that, notwithstanding the payment direction set forth in the preceding sentence, any payments pertaining to the User Agreements are received by Seller after the date of this Agreement, such payments shall be held by Seller for the benefit of Buyer and shall be immediately paid by Seller to Buyer.

(b) Subject to the next succeeding sentence, all payments received in the Lockbox Account shall be applied against the Monthly Rent due from Seller to Buyer pursuant to the Master Lease. Not later than the fifteenth (15th) day of each month beginning with the month of June, 1997, provided that Seller is not in default of its obligations under the Master Lease, Buyer shall remit to Seller at the address set forth above (a) any amounts generated by the User Leases in excess of $31,584 (the "Retained Amount") and (b) any sales taxes paid pertaining to the User Agreements paid the Users to the Lockbox Account. In addition to the security provided by the Collateral Equipment and the Collateral User Agreements, the Retained Amount shall secure the obligations arising under this Agreement and under the Master Lease Agreement, including but not limited to any obligations of Seller relating to property or sales taxes, insurance or the qualification by Seller to do business as a foreign corporation in any state where the Equipment or

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Collateral Equipment is located.  The balance of the Retained
Amount shall be returned by Buyer to Seller upon the expiration of the Initial Term of Schedules 08 - 10 to the Master Lease, provided Seller is not in default thereunder.

(c) Buyer shall, on the first and fifteenth day of each month, furnish Seller with a report of payments received in the Lockbox Account, such report to set forth the appropriate Seller invoice, name of payor, payor customer account number, payor's check number and the amount of payment. So long as Seller is not in default under this Agreement or under the Master Lease, Buyer shall not contact any User with respect to any payments due under a User Lease until such payment is more than thirty (30) days past due.

(d) Notwithstanding any provision to the contrary contained in this Agreement, Seller agrees that the Retained Amount shall secure all of Seller's obligations arising under the Purchase, Security and Remarketing Agreement (the "February 1997 Agreement") between Buyer and Seller dated February 7, 1997, the Master Lease and all Schedules thereto and this Agreement.

8. REMARKETING; REFURBISHMENT; SUBSTITUTION.

(a) So long as (a) Buyer owns the Equipment or (b) seven years from the date hereof, whichever occurs first, Seller shall, on a priority basis, maximize the revenue produced by the Equipment by remarketing the Equipment, whether by sale, rental or lease to the User, or to a third party. In connection therewith, Seller shall remarket the Equipment at Seller's expense, on a priority basis, such that the Equipment shall be sold, leased or rented prior to the sale, rental or lease of other Couriers or similar equipment sold, rented or leased by Seller. Seller shall keep Buyer reasonably informed of the status of its remarketing efforts. No remarketing arrangement shall be consummated without the prior written consent of Buyer, which shall not be unreasonably withheld or delayed.

(b) Until the earlier of the date that (i) the Equipment is no longer revenue generating or (ii) seven years from the date of this Agreement, any Equipment which is not renewed or purchased by the User shall, at Buyer's request, be refurbished at Seller's expense (to a commercially acceptable standard).

(c) If during the period beginning on the date of this Agreement and ending twelve months thereafter, any Equipment or Collateral Equipment is purchased by the User thereof, Seller may (provided Seller is not in default under this Agreement), at its option, either (i) promptly remit to Buyer the proceeds of such sale or
(ii) substitute, with Buyer's written consent (which consent shall not be unreasonably withheld or delayed) a Courier of equal or greater value and a User Agreement with respect to such substitute

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Courier with a User whose credit is equal to or better than the User that purchased the Courier.

(d) So long as Seller is not in default under this Agreement or under the Master Lease, if any Equipment is sold in accordance with the provisions of this Agreement, Buyer shall release its security interest in a like item of Collateral Equipment selected by Buyer promptly after Buyer's receipt of the proceeds of sale from such Equipment.

9. RESIDUALS.

After Buyer has received, from the Monthly Rentals generated by the Master Lease (or from the proceeds generated by the sale, lease, loss, damage or other involuntary conversion of the Equipment), the Purchase Price of the Equipment (together with any unreimbursed expenses incurred by Buyer as a result of a default by Seller in the performance of its obligations under this Agreement, the Master Lease, the User Agreements or the User Collateral Agreements), plus interest thereon calculated at the rate of 1 1/2% per month, proceeds from remarketing by sale, lease or rental (the "Remarketing Proceeds") derived from the Equipment shall be allocated as follows:

   (a) Buyer shall be entitled to 25% of Remarketing Proceeds, and Seller shall be entitled to 75% of Remarketing Proceeds, until Seller has received from such proceeds, $225,400.00; and

   (b) thereafter, Remarketing Proceeds shall be shared equally between Buyer and Seller.

All Remarketing Proceeds, unless otherwise agreed upon by Buyer, shall be remitted to the Lockbox Account. Buyer shall, upon receipt and clearance of such proceeds, promptly pay Seller's appropriate share of Remarketing Proceeds to Seller.

10. BUYER'S REPRESENTATIONS AND WARRANTIES.

Buyer represents and warrants as follows:

   (a) Buyer is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware.

   (b) Buyer has the authority to execute and deliver this agreement and other documents required thereunder. This Agreement will, on delivery, constitute the valid and binding obligation of Buyer, enforceable in accordance with its terms, subject to any bankruptcy, insolvency or similar laws affecting the rights of creditors generally, and to judicial interpretation.

   (c) The execution and delivery of this Agreement and the consummation of the transactions contemplated thereunder will not

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result in any breach of or constitute a default under any
agreement to which Buyer is a party, nor will it violate the certificate of incorporation or any by-law of Buyer.

11. SELLER'S REPRESENTATIONS AND WARRANTIES.

  (a) Seller is a duly organized and validly existing Corporation in good standing under the laws of the State of Connecticut.

  (b) Seller has the authority to execute and deliver this Agreement and the other documents contemplated thereunder. This Agreement will, on execution and delivery, constitute the valid and binding obligation of Seller, enforceable in accordance with its terms, subject to any bankruptcy, insolvency or similar laws affecting the rights of creditors generally, and to judicial interpretation.

  (c) The execution and delivery of this Agreement and the consummation of the transactions contemplated thereunder will not result in any breach of or constitute a default under any agreement to which Buyer is a party, nor will it violate the certificate of incorporation or any by-law of Buyer.

  (d) With respect to each User Agreement and Collateral User
Agreement, and the Equipment and Collateral Equipment subject thereto, Seller represents and warrants as follows:

     (i) To the best of Seller's knowledge, each User Agreement represents the valid and binding obligation of the User thereunder, enforceable in accordance with its terms, subject to any bankruptcy, insolvency or similar laws affecting the rights of creditors generally and may not be terminated or cancelled except as specifically set forth therein;

     (ii) Except as set forth on Schedule 2, the User is not in default of its obligations under the applicable User Lease;

     (iii) The Rent and Term of each User Agreement are as set forth on Schedule 2, annexed hereto;

     (iv) Seller has no knowledge of any material adverse change in the User's financial condition;

     (v) All material documents (or true and correct copies thereof) pertaining to the use, operation and maintenance of the Equipment have been delivered to Buyer;

     (vi) Except as set forth on Schedule 2, the User Agreements have not been modified or amended;

     (vii) Seller shall maintain (or cause to be maintained) "all risk" property insurance and public liability insurance policies

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covering the Equipment and the Collateral Equipment.  The "all
risk" property insurance and the public liability insurance shall be in such amounts as are reasonably acceptable to Buyer. Buyer, its successors and assigns shall be named as additional insureds and loss payees on such policies, which shall be written by an insurance company of recognized responsibility which is reasonably acceptable to Owner;

     (viii) Seller shall during the Term of this Agreement, maintain (or cause to be maintained) the Equipment and the Collateral Equipment, at no expense to Buyer, keep the Equipment and the Collateral Equipment in good working order and condition and make all necessary adjustments, repairs and replacements; and

     (ix) No User Agreement shall be modified, amended or terminated or any defaults declared or remedies exercised without, in each case, obtaining the prior written approval of Buyer (or Buyer's assignee) which approval shall not be unreasonably withheld or delayed.

12. NOTIFICATIONS; INDEMNIFICATIONS.

(a) So long as Buyer owns Equipment or has a security interest in the Collateral Equipment (hereafter the Equipment and the Collateral Equipment are sometimes referred to as the "Owner
Equipment"), Seller shall notify Buyer of:

     (1) Any change in the location of the Owner Equipment, and in connection therewith, will furnish to Buyer, at the end of each calendar quarter, a current listing of the Owner Equipment identified by serial number and location (including street address);

     (2) To the extent known to Seller, the details of each accident resulting in personal injury, or damage to the Owner Equipment or other property arising out of the alleged or apparent improper manufacture, function or operation of any of the Owner Equipment, stating the time, place, extent and nature of the accident and damage;

     (3) The receipt of any and all correspondence, papers, notices, documents and process whatsoever at any time received by Seller in connection with any claim or demand involving or related to improper manufacture, function or operation of any of the Owner Equipment or alleging Buyer or Seller with liability therefor;

     (4) The filing of any tax lien against any of the Owner
Equipment specifying the location and serial number of the items involved; and

     (5) The termination, cancellation, default or violation of any of the provisions of a User Agreement by any User of the Owner

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Equipment and/or any adverse credit information with respect to such User, of which Seller is aware.

(b) Seller hereby agrees to indemnify Buyer against and hold
Buyer harmless from any and all loss, cost, liability or expense, including attorney's fees arising or incurred whether or not this Agreement is terminated because of or in connection with:

      (1) The claim of any person, corporation or firm engaged by the Seller for fees, charges, commissions or other compensation for services rendered with respect to this Agreement or the transactions contemplated under this Agreement as broker, salesman, finder or otherwise;

      (2) Any claim with respect to the Owner Equipment, including but not limited to the improper manufacture, operation, function or other inadequacy of the Owner Equipment, any deficiency or defect therein or any injury or damage which may have been caused by the Owner Equipment; or

     (3) Any misrepresentation or breach of warranty from Seller to Buyer contained in this Agreement.

(c) Buyer hereby agrees to indemnify Seller against and hold
Buyer harmless from any and all loss, cost, liability or expense, including attorney's fees arising or incurred whether or not this Agreement is terminated because of or in connection with:

     (1) The claim of any person, corporation or firm engaged by the Buyer for fees, charges, commissions, or other compensation for services rendered with respect to this Agreement or the transactions contemplated under this Agreement as broker, salesman, finder or otherwise; or

     (2) Any misrepresentation or breach of warranty from Buyer to Seller contained in this Agreement.

With respect to any expenditure by Buyer hereunder for which Buyer is entitled to reimbursement, Seller shall pay interest at the rate of 1 1/2% per month, or the highest lawful contract rate, whichever is less, from the date of expenditure until the date of reimbursement.

13. EXCLUSIVITY.

(a) Seller acknowledges that Buyer has and will be incurring expenses, making financial and other commitments and providing information and expertise to Seller to enable Seller to engage in the program hereunder. Accordingly, until Seller has offered at least $5 million of Couriers subject to rental agreements to Buyer in accordance with the provisions of the "1996/1997 Vendor Marketing Program", among Buyer, Seller and Neptune Technology

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Leasing Corp., Seller shall not offer any rental agreements with respect to Couriers to any other leasing or finance company or other entity to finance equipment during the term hereof, it being understood and agreed by Seller that Buyer shall be Seller's exclusive source for lease financing during the term of this Agreement.

(b) Further, for the period beginning on the date of this Agreement and ending February 6, 2000, Seller shall not offer any lease agreements with respect to its Couriers to any other leasing or finance company or other entity to finance Couriers. For purposes of this Section, a lease agreement shall be defined as an agreement for the lease of equipment which is not cancelable by lessor or lessee (except in the event of default) for at least a two year period.

(c) Thereafter, for the term of this Agreement with respect to the financing of any leases or rentals, Buyer shall have the right of first refusal with respect to the financing of any Couriers or other equipment subject to lease agreements or rental agreements, such right to be exercisable as follows: If, at any time during the term of this Agreement (but after the requirements of Sections 13 (a) and 13 (b) have been satisfied), Seller receives a bona fide offer to finance any Couriers subject to lease agreements or rental agreements from another entity (the "First Offeror"), Seller shall furnish to Buyer a notice describing in detail the terms and conditions of such financing. Buyer shall have the right to provide such financing in accordance with the terms and conditions of the offer, which right Buyer must exercise by giving Seller notice (the "Offer Notice") within ten (10) business days after Buyer receives Seller's notice. If Buyer fails to provide such financing in accordance with the terms and conditions of the Offer Notice, Seller shall have the right to obtain such financing from the First Offeror; provided however, that if the terms and conditions of the First Offeror's financing thereafter vary from that first specified, Buyer shall have the right to match such revised offer in accordance with the provisions of this Section.

14. PATENTS, COPYRIGHTS, TRADE SECRETS.

Seller shall defend, at its own expense, any action brought against Buyer to the extent that such action is based on a claim that the Equipment sold by Seller to Buyer infringes a patent, copyright, trade secret or license, and Seller shall pay any costs and damages awarded against Buyer in any such action which are attributable to any such claim, with such defense and payments conditioned upon the following: (i) Seller shall be notified promptly in writing by or on behalf of Buyer of any notice of such claim; (ii) Seller shall have sole control of the defense of any such action on such claim and all negotiations for its settlement or compromise, utilizing counsel reasonably acceptable to Buyer; (iii) should the Equipment become, or in Seller's reasonable opinion be likely to become, the

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subject of a claim of infringement of a patent, copyright, trade secret or license, then Buyer, subject to the rights of the User as provided for in the applicable User Agreement, shall permit Seller, at its option and expense, either to procure for Buyer and User the right to continue using the Equipment, or replace or modify the same (without altering the capability, operation, marketability or value thereof) so that the Equipment becomes noninfringing, or pay Buyer an amount equal to its unamortized investment therein with interest thereon at the rate of 18% per annum plus Buyer's share of any projected residual value for such Equipment.

15. ASSIGNMENT

   (a) Buyer shall have the right to assign, or grant a security interest with respect to, any or all of its interests under this Agreement, and/or the Equipment, the Master Lease (in accordance with the terms thereof) and any Schedules thereunder, the Collateral Equipment, the User Agreements and the Collateral User Agreements to one or more banks, other lending institutions or financing companies (hereinafter the "Secured Party"), Seller acknowledges that the Secured Party will, be acting in reliance upon and entitled to the benefits of this Section 15. Accordingly, Seller hereby agrees that Buyer may assign, pledge, transfer or otherwise grant a security interest in any and all of Buyer's rights and interests in and to the Equipment, the User Leases, the Collateral Equipment or the Collateral User Leases upon notice to, but without the consent of, Seller.

   (b) In the event of the assignment, pledge, transfer, disposition or grant of a security interest as set forth in
Section 15(a), Seller shall, after due notice thereof, (i) promptly pay to the Secured Party when due, any payments due under this Agreement or under the Master Lease; (ii) furnish such documents as may reasonably be requested by the Secured Party in connection with such assignment, pledge, transfer, disposition or granting of security interest; and (iii) not require the Secured Party to perform any of Buyer's obligations hereunder or under the Master Lease. Notwithstanding such assignment, pledge, transfer, disposition or grant of a security interest as set forth in this Section, Buyer shall remain liable for the performance of its obligations hereunder and under the Master Lease.

   (c) Seller shall not, without Buyer's prior written consent, assign, pledge, transfer, dispose of or grant any security or other interest in, any rights or interests that Seller may have pursuant to this Agreement, nor shall Seller permit, without such consent, any of the Equipment or Collateral Equipment to be used by or made subject to any claim of any party other than a User pursuant to a User Agreement or otherwise in accordance with this Agreement.

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16. TERM.

The term of this Agreement shall commence on the date of this Agreement and shall end (unless otherwise terminated in accordance with the provisions of this Agreement) on (a) the date that all of the Equipment has been sold or is no longer generating revenue or (b) ten years from the date hereof, whichever event occurs later.

17. BOOKS AND RECORDS; INSPECTION

   (a) So long as this Agreement is in effect, Seller shall maintain books and records pertaining to the Equipment, Collateral Equipment, User Agreements and the Collateral User Agreements and its business in such detail, form and scope as Buyer shall reasonably require. If at any time, Seller is no longer acting as remarketing agent for Buyer with respect to the Equipment, Seller shall promptly deliver to Buyer all such books and records relating to the items set forth in the preceding sentence.

   (b) Seller shall permit Buyer, or Buyer's representatives to enter Seller's premises and those of any User (to the extent that Seller is able to do so) at any time during normal business hours upon at least 48 hours notice for the purpose of inspecting the Equipment or Seller's books and records or those of a User. All employees, accountants, and other agents engaged by Seller at any time while this Agreement is in effect are hereby irrevocably authorized and directed to exhibit and/or permit Buyer to make abstracts from any of Seller's books and records pertaining to the Equipment, the Users or this Agreement.

18. DEFAULT.  The following events shall constitute defaults by
Seller:

   (a) Any failure by Seller to observe or perform any of its obligations hereunder or under any other agreement between Seller and Buyer, including but not limited to the February 1997 Agreement and Schedules 06 and 07 to the Master Lease, which failure continues for ten (10) days after written notice from Buyer to Seller or any default under any other agreement between Seller and Buyer which continues beyond any applicable cure period;

   (b) The breach of any representation or warranty made by Seller to Buyer herein, provided such breach is not cured to Buyer's satisfaction within fifteen (15) days after written notice from Buyer to Seller of such breach;

   (c) Seller's failure, within fifteen (15) days after Buyer's request, to furnish any information Seller is required to furnish under this Agreement or any other agreement with Buyer, or to permit the inspection of Seller's books and records;

   (d)  The issuance of any injunction or attachment against

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Seller which shall not have been vacated, bonded or otherwise ceased to continue in effect within thirty (30) days after the date of entry thereof;

   (e) The termination of the operation of Seller's present business, the sale of all or substantially all of Seller's assets, or the acquisition of Seller (including a merger in the nature of an acquisition) by any other entity without Buyer's prior written consent;

   (f) The filing by or against Seller of any petition under any provision of any Federal or State bankruptcy laws; provided however, that if Seller notifies Buyer promptly after the filing any involuntary petition, that Seller intends in good faith to contest such petition, such filing shall not be deemed to be a default hereunder unless Seller fails, within fifteen (15) days after the filing of such petition, to file with the appropriate court such documents as may be reasonably calculated to result in the dismissal or withdrawal of such petition, or, if such documents are filed, such petition is not dismissed, withdrawn or otherwise eliminated within sixty (60) days after the filing of such petition.

In the event of a default pursuant to the provisions of Sections 18 (a) through 18 (f), Buyer shall have the right, on three days written notice to Seller, to terminate this Agreement and all rights of Seller thereunder and to pursue such other legal remedies as may be appropriate.

In the event of a breach by Buyer of its obligations hereunder, which breach is not cured by Buyer within fifteen (15) days after written notice thereof from Seller, Seller shall have the right, upon twenty (20) days written notice to terminate this Agreement, and to pursue such other legal remedies as may be appropriate.

19. MISCELLANEOUS.

   (a) The terms and conditions herein contained constitute the entire agreement between the parties with respect to the subject matter hereof, except to the extent other agreements are referred to herein or contemplated hereby, and supersede all previous communications whether oral or written between Buyer and Seller with respect to such subject matter, and no agreement or understanding varying or extending any rights or obligations hereunder of either party shall be binding unless in writing and signed by a duly authorized officer or representative of the party against which such variance is sought to be enforced.

   (b) Any notices given under this Agreement shall be in writing and deemed given when sent by overnight courier or by certified mail, return receipt requested, to the addressees of the parties set forth at the beginning of this Agreement, unless changed by

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

notice as provided in this section.

   (c) No waiver by either party of any of the terms and conditions of this Agreement shall be effective unless such waiver is signed and in writing.

   (d) This Agreement may be executed in one or more counterparts and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

   (e) This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LEASING TECHNOLOGIES INTERNATIONAL, INC.
BUYER

[ILLEGIBLE]                           President
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By                                     Title


HELPMATE ROBOTICS INC.
SELLER

[ILLEGIBLE]                          Asst. Treas.
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By                                     Title